UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

                                                                                                 Date of Report (Date of earliest event reported):   June 13, 2008 (June 12, 2008)

                           PEOPLES BANCORP INC.
(Exact name of registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

       138 Putnam Street, P.O. Box 738, Marietta, Ohio  45750-0738
(Address of principal executive offices) (Zip Code)

                                 (740) 373-3155
(Registrant's telephone number, including area code)

                                     Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Information.

On June 12, 2008, Joseph H. Wesel notified the Board of Directors (the “Board”) of Peoples Bancorp Inc. (“Peoples Bancorp”) that he was resigning as Chairman of the Board effective as of June 30, 2008.  Mr. Wesel has served as Chairman of the Board since 2005 and also served from 1991 to 2003.  Mr. Wesel, who is 79, will continue to serve as a director of Peoples Bancorp and its banking subsidiary Peoples Bank, National Association.

At the meeting of the Peoples Bancorp Board held on June 12, 2008 and upon the recommendation of the Governance and Nominating Committee, the Board appointed Richard Ferguson as Chairman of the Board effective July 1, 2008.  The Board also appointed Mr. Ferguson to serve as a member of the Executive Committee, effective upon his June 12, 2008 appointment.  Mr. Ferguson, who is 61, has served as a director of Peoples Bancorp since 2004 and as the Chairman of the Audit Committee since 2005, a position he will continue to hold.

Upon the recommendation of the Governance and Nominating Committee, the Board also appointed David L. Mead to serve as a member of the Audit Committee, effective upon his June 12, 2008 appointment.  Mr. Mead, who is 52, has served since 2006 as a director of Peoples Bancorp and as a member of the Compensation Committee, positions he will continue to hold.

On June 13, 2008, Peoples Bancorp issued a news release announcing the resignation of Joseph H. Wesel as Chairman of the Board, effective June 30, 2008, and the appointment of Richard Ferguson as Chairman of the Board, effective July 1, 2008.  A copy of the news release is included as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a) through (c) Not applicable

(d)           Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.                                           Description

      99                                                      News Release issued by Peoples
Bancorp Inc. on June 13, 2008

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Dated: June 13, 2008	By:/s/	EDWARD G. SLOANE
Edward G. Sloane
Chief Financial Officer and Treasurer